SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K


Current Report


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  December 15, 1998


CATERPILLAR INC.
(Exact name of registrant as specified in its charter)


Delaware
(State or other jurisdiction of incorporation)


1-768
(Commission File Number)


37-0602744
(IRS Employer I.D. No.)


100 NE Adams Street, Peoria, Illinois
(Address of principal executive offices)


61629
(Zip Code)


Registrant's telephone number, including area code:  (309) 675-1000


Item 5.  Other Events

CATERPILLAR UNCOMFORTABLE WITH ANALYST 4Q CONSENSUS

     On December 15, 1998, Caterpillar Inc. indicated that fourth-quarter profit will fall short of analysts' expectations. The First Call average for 16 analysts is $1.06 profit per share. The company now expects fourth-quarter sales and revenues to be slightly above the third quarter of 1998 and profit per share to be moderately less than the $.92 reported for the third quarter.

     A number of factors will adversely affect fourth-quarter results. These include continuing high sales discounts, a relatively unfavorable product sales mix, the agreement with the EPA, and an adverse tax adjustment at Shin Caterpillar Mitsubishi. Partially offsetting the above is a favorable income tax adjustment relating to the recognition of additional deferred tax assets.

                    *          *          *

     The information above is forward looking and involves risks and uncertainties that could significantly affect expected results. A discussion of these risks and uncertainties is contained in Form 8-K filed with the Securities & Exchange Commission on
October 16, 1998.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          CATERPILLAR INC.


                                       By:  /s/ R. Rennie Atterbury III
                                               R. Rennie Atterbury III
                                                   Vice President

Date:  December 15, 1998